Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-257482 on Form S-8 of our report dated March 17, 2025 relating to the financial statements of ATAI Life Sciences N.V., appearing in the Annual Report on Form 10-K of ATAI Life Sciences N.V. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
December 29, 2025